UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2017

CAREDX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36536	94-3316839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3260 Bayshore Boulevard

Brisbane, California 94005

(Address of Principal Executive Offices) (Zip Code)

(415) 287-2300

Registrant’s telephone number, including area code

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On November 14, 2017, CareDx, Inc. (the “Company”) entered into Fourth Amendments to Conditional Share Purchase Agreements and Conversion Agreements (collectively, the “Fourth Amendments”) with each of Midroc Invest AB, FastPartner AB and Xenella Holding AB (collectively, the “Former Majority Shareholders”) amending its conditional share purchase agreements with each of the Former Majority Shareholders, each dated December 16, 2015 and amended as of February 8, 2016, January 20, 2017 and July 1, 2017 (collectively, as amended, the “Purchase Agreements”). Pursuant to the Purchase Agreements, the Company had agreed, among other things, to pay the Former Majority Shareholders by March 31, 2019 an aggregate of approximately $4.7 million as deferred purchase consideration for the Company’s acquisition of Allenex AB (now named CareDx International AB) (“CareDx International”), plus accrued but unpaid interest thereon (the “Deferred Obligation”); provided that an aggregate of approximately $2.0 million (the “Additional Repayment Amount”) of the $4.7 million Deferred Obligation would become payable on December 31, 2017 unless converted into shares of Common Stock. The Purchase Agreements further provide that the Company would use commercially reasonable efforts to solicit its stockholders’ approval to issue an aggregate of 1,791,755 shares of Common Stock (the “Additional Repayment Shares”) in lieu of paying the Additional Repayment Amount in cash (the “Stockholder Approval”). Pursuant to the Fourth Amendments, the Company and each of the Former Majority Shareholders agreed, among other things, that the Company will pay the full outstanding balance of the Deferred Obligation immediately in cash and will therefore not be required to seek the Stockholder Approval or issue the Additional Repayment Shares.

In connection with the Purchase Agreements, on July 3, 2017, the Company and the Former Majority Shareholders entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which, among other things, the Company agreed to file and keep effective one or more registration statements with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, relating to, among other things, the resale by the Former Majority Shareholders of (1) shares issued to the Former Majority Shareholders under the Purchase Agreements on July 3, 2017 (the “Previously Issued Shares”), and (2) the Additional Repayment Shares, in the event such shares were issued. On November 14, 2017, the Company entered into the First Amendment to Registration Rights Agreement with the Former Majority Shareholders to: (a) eliminate the Company’s obligation to register the Additional Repayment Shares for resale since such shares will not be issued by the Company, and (b) extend the deadline by which the registration statement covering the resale of the Previously Issued Shares must be declared effective to December 29, 2017 (the “Registration Rights Amendment”).

The foregoing descriptions of the Fourth Amendments and the Registration Rights Amendment do not purport to be complete and are qualified in their entirety by reference to the copies of the Fourth Amendments and the Registration Rights Amendment that are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 4.1, respectively, to this Current Report on Form 8-K.

The representations, warranties and covenants contained in the Fourth Amendments and the Registration Rights Amendment were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to the Fourth Amendments and the Registration Rights Amendment, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Fourth Amendments and the Registration Rights Amendment are incorporated herein by reference only to provide investors with information regarding the terms of the Fourth Amendments and the Registration Rights Amendment, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 8.01 Other Events.

On November 15, 2017, the Company issued a press release announcing the entry into the Fourth Amendments and the transactions contemplated thereby. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	First Amendment to Registration Rights Agreement, dated November 14, 2017, among CareDx, Inc., FastPartner AB, Midroc Invest AB and Xenella Holding AB.

10.1	Fourth Amendment to Conditional Share Purchase Agreement and Conversion Agreement, dated November 14, 2017, between CareDx, Inc. and Midroc invest AB.

10.2	Fourth Amendment to Conditional Share Purchase Agreement and Conversion Agreement, dated November 14, 2017, between CareDx, Inc. and FastPartner AB.

10.3	Fourth Amendment to Conditional Share Purchase Agreement and Conversion Agreement, dated November 14, 2017, between CareDx, Inc. and Xenella Holding AB.

99.1	Press Release, dated November 15, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2017	CAREDX, INC.

	By:	/s/ Peter Maag, Ph.D.
Peter Maag, Ph.D.
Chief Executive Officer